UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    -----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 12, 2008


                             ESCO TECHNOLOGIES INC.
               (Exact Name of Registrant as Specified in Charter)


        Missouri                         1-10596                 43-1554045
      (State or Other                   (Commission           (I.R.S. Employer
Jurisdiction of Incorporation)         File Number)         Identification No.)


 9900A Clayton Road, St. Louis, Missouri                            63124-1186
 (Address of Principal Executive Offices)                           (Zip Code)


        Registrant's telephone number, including area code: 314-213-7200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))


ITEM 2.02         RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Today, November 12, 2008, the Registrant is issuing a press release (furnished herewith as Exhibit 99.1 to this report) announcing its fiscal year 2008 fourth quarter and full year financial and operating results. See Item 7.01, Regulation FD Disclosure below.

ITEM 7.01        REGULATION FD DISCLOSURE

Today, the Registrant is issuing a press release (Exhibit 99.1) announcing its fiscal year 2008 fourth quarter and full year financial and operating results. The Registrant will conduct a related Webcast conference call today at 4:00 p.m. central time. This press release will be posted on the Registrant's website located at http://www.escotechnologies.com. It can be viewed through the "Investor Relations" page of the website under the tab "Press Releases," although the Registrant reserves the right to discontinue that availability at any time.

NON-GAAP FINANCIAL MEASURES

The press release furnished herewith as Exhibit 99.1 contains financial measures and financial terms not calculated in accordance with generally accepted accounting principles in the United States of America ("GAAP") in order to provide investors and management with an alternative method for assessing the Registrant's operating results in a manner that is focused on the performance of the Registrant's ongoing operations. The Registrant has provided definitions below for the non-GAAP financial measures utilized in the press release, together with an explanation of why management uses these measures, and why management believes that these non-GAAP financial measures are useful to investors. The press release uses the non-GAAP financial measures of "EBIT", "EBIT margin", "EPS-Adjusted Basis", and "EBITDA".

The Registrant defines "EBIT" as earnings before interest and taxes from continuing operations. The Registrant defines "EBIT margin" as EBIT as a percent of net sales. The Registrant defines "EBITDA" as earnings before interest, taxes, depreciation and amortization from continuing operations. The Registrant's management evaluates the performance of its operating segments based on EBIT and EBIT margin, and believes that EBIT and EBIT margin are useful to investors to demonstrate the operational profitability of the Registrant's business segments by excluding interest and taxes, which are generally accounted for across the entire Registrant on a consolidated basis. EBIT is also one of the measures used by management in determining resource allocations within the Registrant and incentive compensation. The Registrant's management believes using "EPS - Adjusted Basis" and "EBITDA" as financial measures is important for management and investors to understand the Company's operations and its ability to service its debt.

The press release refers to 2008 "EPS-Adjusted Basis" which is "EPS-GAAP basis" from continuing operations adjusted for "intangible asset amortization and inventory step-up" exclusive of pre-tax intangible asset amortization expense related to TWACS NG software, purchase accounting intangible amortization related to the Registrant's acquisitions within the past three years and the expense related to the purchase accounting step-up of Doble Engineering Company (Doble) inventory. The press release refers to expected 2009 "EPS-Adjusted Basis" which is "EPS- GAAP Basis" adjusted for "intangible asset amortization, inventory step-up and non-recurring facility charges" exclusive of pre-tax intangible asset amortization expense related to TWACS NG software, purchase accounting intangible amortization related to the Registrant's acquisitions within the past three years, the expense related to the purchase accounting step-up of Doble inventory and the non-recurring Aclara RF facility relocation costs.

The Registrant believes that the presentation of these operational measures provides important supplemental information to management and investors regarding financial and business trends relating to the Registrant's financial condition and results of operations. The Registrant's management believes that these measures provide an alternative method for assessing the Registrant's expected future performance that is useful because they facilitate comparisons with other companies in the Utility Solutions Group segment industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. The Registrant provides this information to investors to enable them to perform additional analyses of present and future operating performance, compare the Registrant to other companies, and evaluate the Registrant's ongoing financial operations.

The presentation of the information described above is intended to supplement investors' understanding of the Registrant's operating performance. The Registrant's non-GAAP financial measures may not be comparable to other companies' non-GAAP financial performance measures. Furthermore, these measures are not intended to replace net earnings (loss), cash flows, financial position, comprehensive income (loss), or any other measure as determined in accordance with GAAP.

ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.       Description of Exhibit

99.1     Press Release dated November 12, 2008


OTHER MATTERS

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 as amended ("Exchange Act") or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ESCO TECHNOLOGIES INC.




Dated:     November 12, 2008               By:   /s/ G.E. Muenster
                                                 G.E. Muenster
                                                 Executive Vice President and
                                                 Chief Financial Officer



                                  EXHIBIT INDEX


Exhibit No.                         Description of Exhibit


    99.1                            Press Release dated November 12, 2008